UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 16, 2003

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Greenwich Plaza
Greenwich, Connecticut 06830-6352
(Address of principal executive offices)

(203) 863-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of September 16, 2003

Item 12.    Results of Operations and Financial Condition

On September 16, 2003, FactSet Research Systems Inc. issued a press release announcing its results for the three and twelve months ended August 31, 2003. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	September 16, 2003	/s/ ERNEST S. WONG
––––––––––––––––––––––––––––––––––
Ernest S. Wong,
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated September 16, 2003 reporting the results of operations for the Registrant’s fiscal year ended August 31, 2003.

FactSet Research Systems Inc.
One Greenwich Plaza
Greenwich, Connecticut   06830-6352
203.863.1500/ 203.863.1501 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports 26% Rise in Net Income for Fiscal Year 2003

Greenwich, Conn. — September 16, 2003 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced results for its 2003 fiscal year. Revenues net of clearing fees of $8.0 million, rose 12.1% to $222.3 million while operating income grew 23.9% to $76.7 million. Net income increased 25.9% to $51.4 million while diluted earnings per share advanced 26.4% to $1.48. As previously reported, an income tax benefit of $1.3 million was recognized in the third quarter resulting in a $0.04 increase in earnings per share for fiscal 2003. During fiscal 2002, FactSet incurred a data center relocation charge of $904,000 and also an income tax benefit of $893,000 which together netted to a $0.01 increase in diluted earnings per share.

For the fiscal fourth quarter ended August 31, 2003, revenues; net of clearing fees of $2.1 million, increased 11.2% to $57.6 million and operating income advanced 18.1% to $20.5 million. Net income was up 20.8% to $13.5 million and diluted earnings per share rose 18.8% to $0.38, from $0.32 in the prior year period.

Completing its 25th year in business, FactSet continued a trend of increased growth and profitability despite economic uncertainty in the global financial markets. Philip Hadley, Chairman and Chief Executive Officer remarked, “We are pleased with our performance for the fourth quarter and for the full fiscal year 2003. We have been able to increase our net client count by 28 and increase the workstation count by about 200 in this quarter. At August 31, 2003, the Company’s 970 clients, representing over 19,200 users, subscribed to services totaling $235.0 million in subscriptions, an 11.1% increase over $211.5 million in the prior year. We were able to achieve all this while maintaining our client retention rate at over 95% in a difficult market environment.” For historical comparative purposes, net subscriptions at August 31, 2003 of $235.0 million would have been $242.7 million on a gross basis, after adding back $7.7 million in clearing fee recoveries. “Subscriptions” at a given point in time represent the forward-looking revenues for the next 12 months from all services being supplied to clients. See the tables included in Appendices I and II for supplemental information.

In the fourth quarter of fiscal 2003, FactSet changed the presentation of its revenues in order to report on a net rather than gross basis, as we discuss further below. For comparative purposes, had fiscal 2003 net revenues of $222.3 million been reported on a gross basis, they would have been $230.3 million, after adding back $8.0 in recovered clearing broker fees. This change in presentation has no effect on current or previously reported operating income, net income or earnings per share. All financial information for periods prior to the fourth quarter of fiscal 2003 has been restated to conform to the current quarter and fiscal year presentation. Unless otherwise labeled, the term “revenues” used here refers to revenues reported on a net (restated) basis. All other metrics FactSet uses to track its financial performance, such as subscriptions, have been similarly revised. All references in this press release (including the appendices) to gross revenues constitute non-GAAP information that is being provided solely to facilitate comparisons to previously reported data. The relevant GAAP measure is revenues (presented on a net basis) and all such references to gross revenues have been reconciled to revenues (net) in this release.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed)
	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
	(unaudited)
(In thousands, except per share data)	2003	2002	Change	2003	2002	Change

Revenues (restated) (a)	$57,563	$51,746	11.2%	$222,295	$198,294	12.1%
Total operating expenses (restated) (a)	37,091	34,406	7.8	145,568	136,376	6.7
Operating income	20,472	17,340	18.1	76,727	61,918	23.9
Net income	13,487	11,168	20.8	51,438	40,848	25.9
Diluted earnings per share	$0.38	$0.32	18.8	$1.48	$1.17	26.4
Diluted weighted average common shares	35,393	34,655		34,816	34,862

(a) Revenues and cost of services (a component of total operating expenses) were each reduced by $2,315 and $7,559 in the three and twelve months ended August 31, 2002, respectively. No other items in this Consolidated Statements of Income (Condensed) have changed as a result of this restatement. With respect to interim information for the quarterly and year-to-date periods ended November 30, 2002, February 28 and May 31, 2003, the appropriate changes will be reported in the quarterly information tables to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

FactSet continued to grow its business in both the United States and international markets during the fiscal 2003 year. The main growth drivers were new client additions, additional subscriptions to databases and value-added applications, international expansion and demand for FactSet’s Portfolio Analytics application. Subscriptions from overseas offices increased 9.4% to $46.5 million from $42.5 million in fiscal 2002, representing 19.8% of the consolidated total. FactSet’s Portfolio Analytics subscriptions increased to over 345 clients, consisting of over 2,500 users, as of August 31, 2003.

Other operational highlights of the fiscal year 2003 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $34.1 million and $10.1 million, an increase of 14% and 6%, respectively, from fiscal 2002.
•	Acquisition of the Mergerstat business, a provider of merger and acquisition content that has been serving the deal making community for 40 years.
•	FactSet announced the release of consensus estimates on FactSet from Reuters Limited. The Reuters Consensus Estimates database features projections for over 21,000 companies worldwide and provides daily updates of up to 20 different estimated financial measures, including Earnings Per Share (EPS), Sales, Cash Flow, Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), recommendations and target prices.

•	Three features to FactSet’s Portfolio Analytics application were added: the integration of portfolio risk data into FactSet’s Portfolio Analysis application; the introduction of a specialized application, PA Batcher, that generates large quantities of performance attribution reports and exports the data into a variety of available formats; and the availability of the CRA RogersCasey/InvestWorks.com Database in SPAR, FactSet’s returns-based analysis application. Additionally, the Company held its second successful PMW User Conference in November in Atlanta, Georgia.
•	FactSet held its first Application Development Conference in Boston, Massachusetts on May 8, 2003. The conference focused on the issues surrounding the development of analytical applications for the financial industry.

Revenue Recognition
As mentioned above, FactSet changed the presentation of its revenues in order to report them on a net rather than gross basis. When payment for research services are collected in commissions through external clearing brokers, the clearing brokers charge FactSet a fee for their services, which FactSet recovers from its clients who choose this payment option. Prior to the fourth quarter of fiscal 2003, the clearing fee recovery had been included in revenues. FactSet determined that presenting the clearing fee recovery as a reduction of cost of services, rather than as revenue, was the appropriate application of the relevant accounting literature since FactSet is not the principal party to the settlement of the securities transactions for which the clearing brokers charge clearing fees. Accordingly, the error has been corrected and all applicable amounts for previous periods have been restated. Revenues and cost of services were each reduced by $8.0 million and $7.6 million for fiscal years 2003 and 2002, respectively. Related amounts in the Consolidated Statements of Financial Condition have also been revised. This restatement has no effect on current or previously reported operating income, net income, earnings per share or stockholders’ equity. See Appendices I and II for quarterly and other supplemental information.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of September 16, 2003. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2004 Expectations
•	Revenues are expected to range between $58.0 million and $60.0 million.
•	Operating margins are expected to range between 34.5% and 36.0%.
•	The effective tax rate should be approximately 36.6%.

Full Year Fiscal 2004
•	Capital expenditures should total approximately $18 million.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms supporting new and existing databases; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, September 16th, at 11:00 a.m. (EST) to review the fourth quarter 2003 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis. The Company, headquartered in Greenwich, Connecticut, was formed in 1978 and now conducts operations from seventeen locations worldwide including Boston, New York, Chicago, San Mateo, London, Tokyo, Hong Kong, Sydney and Frankfurt.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands)	August 31,	August 31,
ASSETS	2003	2002

Cash and cash equivalents	$ 51,126	$ 44,819
Investments	118,136	86,017
Receivables from clients and clearing brokers, net	35,704	31,918
Receivables from employees	144	399
Deferred taxes	5,493	6,085
Other current assets	1,744	1,577
Total current assets	212,347	170,815
Property, equipment and leasehold improvements, net	19,347	27,555
Goodwill	13,677	9,861
Intangible assets, net	5,195	1,589
Deferred taxes	3,467	4,333
Other assets	2,126	2,010
Total assets	$256,159	$216,163
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 13,793	$ 11,427
Accrued compensation	15,228	13,590
Deferred fees	9,876	10,421
Dividends payable	2,020	1,689
Current taxes payable	2,457	1,523
Total current liabilities	43,374	38,650
Other non-current liabilities	556	547
Total liabilities	43,930	39,197
	=====	=====
Stockholders’ Equity:
Common stock	346	340
Capital in excess of par value	47,413	33,803
Retained earnings	193,611	149,561
Treasury stock	(28,991)	(6,880)
Accumulated other comprehensive income	(150)	142
Total stockholders’ equity	212,229	176,966

Total liabilities and stockholders’ equity	$256,159	$216,163
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	(unaudited)
	August 31,	August 31,	August 31,	August 31,
(In thousands, except per share data)	2003	2002	2003	2002

Revenues (restated) (1)	$57,563	$51,746	$222,295	$198,294

Cost of services (restated) (1)	17,475	15,394	66,286	60,388
Selling, general and administrative	19,616	19,012	79,282	75,084
Data center relocation charge	––	––	––	904

Total operating expenses	37,091	34,406	145,568	136,376

Income from operations	20,472	17,340	76,727	61,918

Other income	638	615	2,289	2,319

Income before income taxes	21,110	17,955	79,016	64,237

Provision for income taxes	7,623	6,787	27,578	23,389

Net income	$13,487	$11,168	$51,438	$40,848
	======	======	======	======

Basic earnings per common share	$0.40	$0.33	$1.53	$1.21
	====	====	====	====
Diluted earnings per common share	$0.38	$0.32	$1.48	$1.17
	====	====	====	====
Weighted average common shares (Basic)	33,602	33,797	33,637	33,642
	=====	=====	=====	=====
Weighted average common shares (Diluted)	35,393	34,655	34,816	34,862
	=====	=====	=====	=====

(1) Revenues and Cost of Services were lowered by $2,315 and $7,559 in the three and twelve months ended August 31, 2002, respectively, due to the amount of recovered clearing fees as discussed. No other income statement line item has changed as a result of the restatement.

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Twelve Months Ended
	August 31,	August 31,
(In thousands)	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$51,438	$40,848
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,541	18,276
Deferred tax expense	1,458	(2,070)
Gain on sale of equipment	(80)	––
Accrued ESOP contribution	2,328	2,160
Net income adjusted for non-cash (benefit) items	72,685	59,214
Changes in assets and liabilities
Receivables from clients and clearing brokers, net	(3,786)	(696)
Receivables from employees	255	221
Accounts payable and accrued expenses	2,366	5,244
Accrued compensation	1,470	2,390
Deferred fees	(1,089)	1,631
Current taxes payable	934	(2,924)
Other working capital accounts, net	(236)	(44)
Income tax benefits from stock option exercises	2,112	1,659
Net cash provided by operating activities	74,711	66,695

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of businesses, net of acquired assets	(7,702)	100
Purchases of investments, net of sales	(32,411)	(45,291)
Purchases of property, equipment and leasehold improvements, net of retirements	(8,457)	(10,021)
Net cash used in investing activities	(48,570)	(55,212)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(6,673)	(5,377)
Repurchase of common stock	(22,111)	(4,064)
Proceeds from employee stock plans	8,950	4,194
Net cash used in financing activities	(19,834)	(5,247)
Net increase in cash and cash equivalents	6,307	6,236
Cash and cash equivalents at beginning of period	44,819	38,583
Cash and cash equivalents at end of period	$51,126	$44,819
	======	======

		APPENDIX 1
	A	B	A+B	C	A+B+C
		Revenue,
		Commissions,	Total
	Revenue, Cash	Net of Clearing	Revenue	Clearing	Gross
(In thousands)	Fees	Fees	Net	Fees	Revenue

1999 Q1	14,384	7,999	22,383	1,447	23,830
Q2	15,159	8,252	23,411	1,824	25,235
Q3	16,360	8,605	24,965	1,486	26,451
Q4	17,946	8,630	26,576	1,739	28,315
Fiscal 1999	63,849	33,486	97,335	6,496	103,831
	=====	=====	=====	====	======

2000 Q1	19,388	9,193	28,581	1,703	30,284
Q2	20,505	9,540	30,045	2,440	32,485
Q3	21,946	10,466	32,412	1,883	34,295
Q4	24,544	10,880	35,424	1,690	37,114
Fiscal 2000	86,383	40,079	126,462	7,716	134,178
	=====	=====	======	====	======

2001 Q1	27,954	10,390	38,344	2,567	40,911
Q2	28,943	11,823	40,766	2,158	42,924
Q3	30,617	12,507	43,124	2,250	45,374
Q4	32,712	12,609	45,321	2,158	47,479
Fiscal 2001	120,226	47,329	167,555	9,133	176,688
	======	=====	=====	====	======

2002 Q1	35,130	12,377	47,507	1,502	49,009
Q2	35,367	13,146	48,513	1,854	50,367
Q3	36,818	13,710	50,528	1,888	52,416
Q4	36,342	15,404	51,746	2,315	54,061
Fiscal 2002	143,657	54,637	198,294	7,559	205,853
	======	=====	======	====	======

2003 Q1	38,818	14,000	52,818	1,995	54,813
Q2	40,355	14,727	55,082	1,573	56,655
Q3	41,997	14,835	56,832	2,274	59,106
Q4	43,723	13,840	57,563	2,137	59,700
Fiscal 2003	164,893	57,402	222,295	7,979	230,274
	======	=====	======	====	======

This table is presented to facilitate comparisons of FactSet’s net revenue presentation to historical results previously reported on a gross basis. In prior reports, FactSet had presented gross revenues based on the collection method (i.e., cash or commission). The amounts in columns A and B are the amounts previously reported, except that the amounts in column B have been reduced by clearing fee recoveries (column C). The Gross Revenue column includes net revenues plus clearing fees for the periods presented.

APPENDIX 11

	A	B	A-B
		Estimated
		Clearing Fee
		Recoveries
	Gross	Included in	Net
(in thousands)	Subscriptions	Subscriptions	Subscriptions

Aug. 31, 2002	218,970	7,514	211,456
Nov. 30, 2002	221,212	7,252	213,960
February 28, 2003	230,320	7,423	222,897
May 31, 2003	235,898	7,876	228,022
August 31, 2003	242,716	7,734	234,982

This table is presented to facilitate comparisons of FactSet’s net subscriptions presented in this press release to historical amounts previously reported on a gross basis. The amounts in columns A are the amounts previously reported. Net subscriptions represent gross subscription amounts less estimated clearing fee recoveries for the periods presented.